Exhibit 99.1

                         PRO FORMA FINANCIAL INFORMATION


In April 2003, KCS completed the sale of 400,000 shares of its Series C Preferred Stock, resulting in net proceeds of approximately $193.0 million. Annual preferred stock dividends related to these shares are approximately $8.5 million, which will be reflected as a reduction of net earnings in determining earnings available to common stockholders and earnings per share in periods following the sale of the Series C Preferred Stock. Additionally, to the extent that the assumed conversion of these shares into 13,389,121 shares of common stock would have a dilutive impact on earnings per share, such shares will be included in the computation of diluted earnings per share in future periods.

In April 2003, KCS and Grupo TMM announced a series of transactions that were approved by both respective boards of directors that would, following KCS shareholder approval and satisfaction of other conditions, place KCSR, Tex-Mex and TFM under the common control of a single transportation holding company, NAFTA Rail. Grupo TFM holds an 80% interest in TFM, which holds a 100% interest in Mexrail. Mexrail wholly-owns Tex-Mex.

Under the terms of the agreement, Multimodal, a subsidiary of Grupo TMM, would receive 18 million shares of NAFTA Rail representing approximately 22% (20% voting, 2% subject to voting restrictions) of NAFTA Rail outstanding shares, $200 million in cash and a potential incentive payment of between $100 million and $180 million based upon the resolution of certain future contingencies. See
Note 17 of the Notes to Pro Forma Condensed Consolidated Financial Statements for further information.

On August 23, 2003, Grupo TMM sent a notice to KCS claiming to terminate the Acquisition Agreement because Grupo TMM shareholders failed to approve the Acquisition Agreement. Accordingly, while KCS intends to pursue all reasonable legal means available to it in enforcing the Acquisition Agreement, no assurance can be given that KCS will be able to consummate the Acquisition. See "Risk Factors--KCS Risk Factors--Risks Related to Our Business--We may be unable to complete the Acquisition."

Notwithstanding this uncertainty, the following pro forma condensed consolidated financial statements are presented to illustrate the impact of the Acquisition on KCS's historical financial statements and reflect the effect of the various transactions necessary to consummate the agreements as if the transaction had occurred on January 1, 2003 and January 1, 2004 for income statement purposes for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively, and as of June 30, 2004 for balance sheet purposes. The historical financial statements of Grupo TFM are prepared under the principles of International Financial Reporting Standards ("IFRS") and include a reconciliation between U.S. Generally Accepted Accounting Principles ("US GAAP") and IFRS. The Grupo TFM historical financial information included in these pro forma financial statements is reflected under US GAAP and therefore no reconciliation of financial information between US GAAP and IFRS is required for these purposes.

The following summarizes selected pro forma financial information of KCS assuming the transaction acquiring a controlling interest in Grupo TFM has been completed as of June 30, 2004.

                                                            Kansas City Southern
                                               Pro Forma Condensed Consolidated Balance Sheet
                                                             As of June 30, 2004
                                                (Dollars in millions, except per share data)
                                                                 (Unaudited)
                                                                                                  Pro Forma
                                                               KCS          Grupo TFM            Adjustments                  Pro
                                                           Historical       Historical     Debit             Credit           Forma

ASSETS:
Current Assets:
  Cash and cash equivalents                                $  156.5       $   5.3        $  38.2 (4)        $200.0  (4)      $    -
  Accounts receivable, net                                    114.4         118.1           10.7                   (11)       291.8
  Inventories                                                  44.7          17.8                                              62.5
  Other current assets                                         25.9          17.9                                              43.8

                                                       ------------   -----------    -----------        ----------      -----------
                                                       ------------   -----------    -----------        ----------      -----------
Total current assets                                                        229.1           38.2             203.3            398.1
                                                                 341.5
                                                       ------------   -----------    -----------        ----------      -----------
                                                       ------------   -----------    -----------        ----------      -----------

Investments                                                                   8.5                                   (1)        59.0
                                                                 446.8                                          396.3
Concession rights and related assets                             -        1,153.2           24.1 (2,8,10)           (3)     1,171.3
                                                                                                                  6.0
Properties, net                                                             659.6                                           2,061.2
                                                               1,401.6
Goodwill                                                       10.6    -                                                       10.6
Deferred income taxes and employees statutory profit                        266.1                                             266.1
sharing                                                    -
Other assets                                                   31.4          29.1                                              60.5
                                                       ------------   -----------    -----------        ----------      -----------
Total assets                                               $2,231.9      $2,345.6        $  62.3            $613.0         $4,005.4
                                                       ============   ===========    ===========        ==========      ===========
                                                       ============   ===========    ===========        ==========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
  Debt due within one year                                   $  8.8      $  131.8                                          $  140.6
  Accounts and wages payable and accrued liabilities                                        10.7 (11)                         342.0
                                                                 174.8         177.9
                                                       ------------   -----------    -----------        ----------      -----------
                                                       ------------   -----------    -----------        ----------      -----------
Total current liabilities                                                                   10.7                -             482.6
                                                                 183.6         309.7
                                                       ------------   -----------    -----------        ----------      -----------
                                                       ------------   -----------    -----------        ----------      -----------

Other Liabilities:
  Long-term debt                                                            827.9                             38.2 (4)      1,430.0
                                                                 563.9
  Deferred income taxes                                       397.2                                            6.9 (10)       404.1
                                                                          -
  Other noncurrent liabilities and deferred credits           109.1          28.2            6.0 (3)                          131.3
                                                       ------------   -----------    -----------        ----------      -----------
                                                       ------------   -----------    -----------        ----------      -----------
Total other liabilities                                                     856.1            6.0              45.1          1,965.4
                                                               1,070.2
                                                       ------------   -----------    -----------        ----------      -----------
                                                       ------------   -----------    -----------        ----------      -----------

Minority interest                                                           357.3            -                40.7            398.0
                                                           -                                                          (16)
                                                       ------------   -----------    -----------        ----------      -----------
                                                       ------------   -----------    -----------        ----------      -----------

Stockholders' Equity
  Preferred stock                                                                               -                  -
                                                                6.1    -                                                        6.1
  Redeemable cumulative convertible perpetual preferred                                         -                  -
stock                                                           0.4    -                                                        0.4
  Common / capital stock                                                                            (6)            -
                                                                 0.6         807.0          807.0                                0.6
  New issue, non-voting common, $. 01 par                                                       -                     (7)
                                                         -              -                                       0.2              0.2
  Treasury shares and effect on purchase of subsidiary                               )          -                     (6)
shares                                                     -                  (222.0                            222.0       -
  Retained earnings                                                          237.5          237.5 (6)            -  (7)        854.4
                                                                854.4
  Capital surplus                                              115.9                          -                     (7)        318.4
                                                                          -                                     202.5
  Accumulated other comprehensive income
                                                                 0.7    -                                                        0.7
                                                        ------------   -----------    -----------        ----------      -----------
                                                        ------------   -----------    -----------        ----------      -----------
Total stockholders' equity                                                   822.5        1,044.5                            1,180.8
                                                                978.1                                          424.7
                                                        ------------   -----------    -----------        ----------      -----------
                                                        ------------   -----------    -----------        ----------      -----------

                                                        ------------   -----------    -----------        ----------      -----------
                                                        ------------   -----------    -----------        ----------      -----------
Total liabilities and stockholders' equity                $ 2,231.9      $2,345.6       $1,061.2            $510.5         $4,026.8
                                                        ============   ===========    ===========        ==========      ===========
                                                        ============   ===========    ===========        ==========      ===========


                               See notes to proforma condensed consolidated
financial statements.

The following summarizes selected pro forma financial information of KCS assuming the transaction acquiring a controlling interest in Grupo TFM had been completed as of January 1, 2004.

                              Kansas City Southern
                Pro Forma Condensed Consolidated Income Statement
                     For the Six Months Ended June 30, 2004
                  (Dollars in millions, except per share data)
                                   (Unaudited)

                                                                                               Pro Forma
                                                                 KCS        Grupo TFM         Adjustments              Pro
                                                              Historical   Historical    Debit          Credit        Forma

Revenues                                                         $301.7      $352.4                                    $654.1

Costs and expenses                                                                                (14)
                                                                  238.9       248.5          2.2                        489.6
Depreciation and amortization                                                                     (15)
                                                                   25.9        44.5          0.3                         70.7
                                                              ----------  ----------     --------                   ----------
                                                              ----------  ----------     --------      ----------   ----------

Operating income                                                                                           -
                                                                   36.9        59.4          2.5                         93.8

Equity in net earnings of unconsolidated affiliates:
    Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V.                       -               (9)                       -
                                                                    4.2                      4.2
    Other                                                                         -
                                                                    0.4                                                   0.4
Interest expense                                                        )     (59.9 )        1.4  (5)                         )
                                                                  (21.7                                                 (83.0
Debt retirement costs                                                   )         -                                           )
                                                                   (4.2                     -                            (4.2
Other income (expense)                                                          0.1          0.5  (5)                     2.8
                                                                    3.2
                                                              ----------  ----------     --------      ----------   ----------
                                                              ----------  ----------     --------      ----------   ----------
Income before income taxes                                         18.8             )        8.6           -
                                                                               (0.4                                       9.8
Income tax provision (benefit)                                                      )                      -                  )
                                                                    6.2       (12.0        (1.7) (10)                    (7.5
                                                              ----------  ----------     --------      ----------   ----------
                                                              ----------  ----------     --------      ----------   ----------

Income before minority interest                                                                            -             17.3
                                                                   12.6        11.6          6.9
Minority interest                                                    -         (2.4 )                      -                  )
                                                                                             0.5 (16)                    (2.9
                                                              ----------  ----------     --------      ----------   ----------
                                                              ----------  ----------     --------      ----------   ----------

Net income                                                         12.6         9.2          7.4           -             14.4
Preferred stock dividends                                           4.4           -           -   (12)                    4.4
                                                              ----------  ----------     --------      ----------   ----------
                                                              ----------  ----------     --------      ----------   ----------
Net income available to Common shareholders                       $ 8.2       $ 9.2        $ 7.4       $              $  10.0
                                                                                                           -
                                                              ----------  ----------     --------      ----------   ----------
                                                              ----------  ----------     --------      ----------   ----------

Basic Earnings per Common share:
    Net income                                                   $ 0.13                                               $  0.12 (12)
                                                              ==========                                            ==========
                                                              ==========                                            ==========

Basic Weighted Average Common shares outstanding (in thous)      62,570                                                80,570 (13)
                                                              ----------                                            ----------
                                                              ----------                                            ----------

Diluted Earnings per Common share:
    Net income                                                   $ 0.13                                               $  0.12 (12)
                                                              ==========                                            ==========
                                                              ==========                                            ==========

Diluted Weighted Average Common shares outstanding (in thous)    63,812                                                81,812
                                                                                                                              (13)
                                                              ----------                                            ----------

                              See notes to proforma condensed consolidated
financial statements.

The following summarizes selected pro forma financial information of KCS assuming the transaction acquiring a controlling interest in Grupo TFM had been completed as of January 1, 2003.

                              Kansas City Southern
                Pro Forma Condensed Consolidated Income Statement
                      For the Year Ended December 31, 2003
                  (Dollars in millions, except per share data)
                                   (Unaudited)

                                                                                               Pro Forma
                                                                 KCS        Grupo TFM         Adjustments              Pro
                                                              Historical   Historical    Debit          Credit        Forma

Revenues                                                         $581.3      $698.5
                                                                                                                     $1,279.8

Costs and expenses                                                                                (14)
                                                                  487.9       503.7          4.2                        995.8
Depreciation and amortization                                                                     (15)
                                                                   64.3        87.2          0.8                        152.3
                                                              ----------  ----------     --------                   ----------
                                                              ----------  ----------     --------      ----------   ----------

Operating income                                                                                           -
                                                                   29.1       107.6          5.0                        131.7

Equity in net earnings of unconsolidated affiliates:
    Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V.                      -                (9)                      -
                                                                   12.3                     12.3
    Other                                                                        -                                            )
                                                                  (1.3)                                                  (1.3
Interest expense                                                                             0.1  (5)                         )
                                                                 (46.4)     (111.1)                                    (157.6
Other income (expense)                                                                       1.2  (5)                         )
                                                                    6.8      (13.8)                                      (8.2
                                                              ----------  ----------     --------      ----------   ----------
                                                              ----------  ----------     --------      ----------   ----------
Income before income taxes                                          0.5                                    -                  )
                                                                             (17.3)         18.6                        (35.4
Income tax provision (benefit)                                                                             -                  )
                                                                  (2.8)      (51.5)        (2.4) (10)                   (56.7
                                                              ----------  ----------     --------      ----------   ----------
                                                              ----------  ----------     --------      ----------   ----------

Income before minority interest                                                                            -
                                                                    3.3        34.2         16.2                         21.3
Minority interest                                                    -                                     -                  )
                                                                              (6.9)          1.4 (16)                    (8.3
                                                              ----------  ----------     --------      ----------   ----------
                                                              ----------  ----------     --------      ----------   ----------

Income before cumulative effect of accounting change                3.3        27.3         17.6           -             13.0
Cumulative effect of accounting change, net of income taxes         8.9          -             -           -              8.9
                                                              ----------  ----------     --------      ----------   ----------
                                                              ----------  ----------     --------      ----------   ----------
Net income                                                         12.2        27.3         17.6           -             21.9
Preferred stock dividends                                           5.9          -           2.8  (12)                    8.7
                                                              ----------  ----------     --------      ----------   ----------
                                                              ----------  ----------     --------      ----------   ----------
Net income available to Common shareholders                       $ 6.3       $27.3       $               $ -         $  13.2
                                                                                            20.4
                                                              ----------  ----------     --------      ----------   ----------
                                                              ----------  ----------     --------      ----------   ----------

Basic Earnings per Common share:
    Income before accounting change                            $                                                      $  0.05 (12)
                                                                 (0.04)
                                                              ==========                                            ==========
    Net income                                                  $  0.10                                               $  0.17 (12)
                                                              ==========                                            ==========
                                                              ==========                                            ==========

Basic Weighted Average Common shares outstanding (in thous)      61,725                                                79,725 (13)
                                                              ----------                                            ----------
                                                              ----------                                            ----------

Diluted Earnings per Common share:
                                                               $                                                      $  0.05 (12)
    Income before accounting change                              (0.04)
                                                              ==========                                            ==========
    Net income                                                   $ 0.10                                               $  0.16 (12)
                                                              ==========                                            ==========
                                                              ==========                                            ==========

Diluted Weighted Average Common shares outstanding (in thous)    61,725                                                81,082
                                                                                                                              (13)
                                                              ----------                                            ----------

                              See notes to proforma condensed consolidated
financial statements.



                              Kansas City Southern
         Notes to Pro Forma Condensed Consolidated Financial Statements

Note 1:  Removal of the Equity Investment in Grupo TFM & Mexrail

Pursuant to the Acquisition Agreement, Kansas City Southern (the "Company" or "KCS") would acquire a controlling interest in Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. ("Grupo TFM"), resulting in the full consolidation of Grupo TFM's balance sheet into NAFTA Rail, successor to KCS. Accordingly, the equity investment as of June 30, 2004 reflected on the Company's condensed consolidated balance sheet would be eliminated. KCS and Grupo TMM are in dispute over Grupo TMM's attempt to terminate the agreement entered into on April 20, 2003 by KCS and Grupo TMM and other parties under which KCS would acquire control of TFM.

On September 16, 2004, the Company closed on its 51% investment in Mexrail, Inc. ("Mexrail") for a total of approximately $32.7 million. The Mexrail shares were placed in a voting trust while awaiting the approval of the Surface Transportation Board ("STB").

Note 2: Creation of Identifiable Intangible Assets

Additional identifiable intangibles or goodwill may result from the Grupo TFM acquisition. The current value of the consideration to obtain a controlling interest in Grupo TFM exceeds the current book value of the underlying net assets by approximately $3.9 million, which is reflected on the condensed consolidated pro forma balance sheet as an addition to concession assets. The Company has not completed a fair value appraisal or any associated allocation of excess purchase price to the fair value of tangible assets as of this date. At the time those processes are completed, the allocation of the purchase price could change and may include certain identifiable intangibles assets, such as customer contracts, customer relationships or similar items. For purposes of these pro forma financial statements, the Company has assumed the difference in value will be assigned to concession assets.
Note 3:  Recognition of the Deferred Gain on the sale of Mexrail

On April 1, 2002, the Company sold its 49% interest in Mexrail to TFM for $31.4 million resulting in a pre-tax gain of $4.4 million, which was reported in the Company's Consolidated Statements of Income for the year ended December 31, 2002. In addition, the transaction resulted in the recognition of a deferred gain, of which $6.0 million remained unamortized as of June 30, 2004. Assuming the transaction contemplated had occurred on June 30, 2004, the remaining unamortized gain on the April 2002 Mexrail transaction would be eliminated from the Company's long-term liabilities and reflected with an offsetting adjustment to concession assets as part of the transaction. Also see Note 2.

Note 4:  Transaction Financing

As described above, part of the transaction consideration includes a payment of $200 million. This payment may be made by the Company, at its option, in a combination of additional common stock issuance to Grupo TMM and cash. For purposes of these pro forma financial statements, the Company has assumed that the entire payment of $200 million will be made in cash with a combination of the net proceeds of the sale of 4.25% Redeemable Cumulative Convertible Perpetual Preferred Stock, Series C ("Convertible Preferred Stock") of approximately $193.0 million, completed in April 2003, with the remainder funded from proceeds from borrowings under the Company's credit facility. The pro forma financial statements presented herein reflect the effect of these transactions. Also see Note 7.

The Convertible Preferred Stock is redeemable at the option of a holder only in the event of a "fundamental change", which is defined as "any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Company's Common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive common stock that is not listed on a United States national securities exchange or approved for quotation on the Nasdaq National Market or similar system. The practical effect of this provision is to limit the Company's ability to eliminate a holder's ability to convert the Convertible Preferred Stock into common shares of publicly traded security through a merger or consolidation transaction. In no other circumstances is the Company potentially obligated to redeem the Convertible Preferred Stock for cash. Accordingly, since the Company is in a position to control a "fundamental change" the Convertible Preferred Stock is classified as permanent equity capital.

Note 5:  Adjustments to interest income and interest expense

The proforma condensed consolidated income statements for the year ended December 31, 2003 and the six months ended June 30, 2004 reflect a $1.2 million and $0.5 million reduction to interest income, respectively. These adjustments reflect the fact that, assuming the Acquisition had been consummated as of the beginning of each proforma income statement presented, the Company's cash balance that had arisen from the issuance of the Convertible Preferred Stock would have been used to fund the $200 million payment described above, and thus, interest income relating to that cash balance would not have been realized. Similarly, had the Acquisition been consummated as of the beginning of each proforma income statement period presented, cash would not have been available to pay down $49.3 million of debt during December 2003 and $38.5 million during March 2004. Therefore, an adjustment has been made to the pro forma condensed consolidated income statements to increase interest expense by $0.1 million for the year ended December 31, 2003 and $1.4 million for the six months ended June 30, 2004.

Note 6:  Elimination of Grupo TFM Stockholders' Equity

As a result of NAFTA Rail obtaining a controlling interest in Grupo TFM, its assets and liabilities would be consolidated with NAFTA Rail. Accordingly, Grupo TFM's stockholders' equity amounts would be eliminated in the consolidation process.

Note 7:  Issuance of New Securities

As noted above, Grupo TMM will receive as consideration for the transaction 18 million shares of NAFTA Rail. This pro forma adjustment reflects the addition to stockholders' equity of a total of $202.7 million of equity based upon 18 million common shares as part of the initial agreement and assuming a stock price of $11.26 per share. The assumed stock price was derived by averaging the closing price of the Company's common stock five days before and five days after the announcement of the transaction on April 21, 2003. The total allocation of the new capital is $0.2 million, which is comprised of 18 million shares of new non-voting common stock with a par value of $.01 per share and $202.5 million, which is reflected as capital surplus representing the value of the stock issued in excess of par. Note the cost of the purchase would have increased by approximately $70 million if a current stock price of $15.16 per share was used. This stock price of $15.16 was determined by averaging the closing price of the Company's common stock five days before and five days subsequent to June 30, 2004. In the event the terms of the Acquisition Agreement are substantively modified, the actual purchase price and resulting purchase accounting would be adjusted to reflect current prices.

In April 2003, the Company issued 400,000 shares of $1.00 par value 4.25% Convertible Preferred Stock resulting in net proceeds of approximately $193.0 million (net of fees of approximately $7.0 million). This transaction is reflected in the accompanying KCS historical consolidated balance sheet as of June 30, 2004 as new capital of $0.4 million, capital surplus of $110.9 million and retained earnings of $81.7 million.

Holders of the Convertible Preferred Stock are entitled to receive any dividends declared by the Company's board of directors at the rate of 4.25% per annum, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing August 15, 2003. The dividends are cumulative from the date of initial issuance and accumulated but unpaid dividends cumulate dividends at the annual rate of 4.25%. In addition, the Company will also pay "special dividends" if it fails to comply with certain obligations under a registration rights agreement. A holder may convert its Convertible Preferred Stock into shares of the Company's Common Stock only under certain circumstances, relating to: (i) the trading price of the Company's Common Stock; (ii) a credit rating downgrade; (iii) the trading price per share of the Convertible Preferred Stock;
(iv) redemption of the Convertible Preferred Stock; and (v) the occurrence of certain corporate transactions.

The conversion rate may be adjusted upon the occurrence of certain events. Subject to certain conditions, on or after May 20, 2008, the Company will have the option to redeem some or all of the shares of Convertible Preferred Stock at a redemption price of 100% of the liquidation preference, plus accumulated and unpaid dividends, if any, to the redemption date. In the event of a "fundamental change," the Company may be required to purchase shares of the Convertible Preferred Stock at the option of the holder at a price equal to 100% of the liquidation preference plus any accumulated and unpaid dividends, including special dividends, if any, to, but excluding, the purchase date.

The Company may elect to pay the purchase price in cash, Common Stock, or a combination of cash and Common Stock. If the Company elects to pay all or a portion of the purchase price in shares of Common Stock, the Common Stock will be valued at a specified discount. The Company agreed to file with the Securities and Exchange Commission a shelf registration statement with respect to the resale of the Convertible Preferred Stock and the Common Stock issuable upon conversion of the Convertible Preferred Stock and to keep the shelf registration statement effective for a specified period of time. In addition, the Company will be required to pay to holders of the Convertible Preferred Stock liquidated damages in the form of special dividends or liquidated damages payments, as applicable, if the Company fails to register the Convertible Preferred Stock and the Common Stock issuable upon conversion of the Convertible Preferred Stock within, and to keep such registration statement effective during, the specified time periods.

Note 8:  Elimination of Equity Basis Difference in Grupo TFM

The calculation of the Company's net equity in Grupo TFM's underlying net assets utilizing the Company's current ownership percentage of approximately 46.6% as compared to the amount recorded as an investment as of June 30, 2004 of approximately $396.2 million results in a basis difference of approximately $13.3 million. This difference in basis results from a number of factors, the most significant of which is the changing ownership interest in Grupo TFM, which produced a difference in investment basis that occurred when TFM acquired the Mexican Government's 24.6% interest in Grupo TFM during 2002. This basis difference would have been amortized over time; however, due to the contemplated transaction wherein the Company will obtain a controlling interest in Grupo TFM, the remaining basis difference will be recognized at the date of the transaction. The pro forma financial statements as stated herein recognize the elimination of this basis difference as an addition to concession assets on the condensed consolidated balance sheet. See Note 2.
Note 9: Elimination of Equity Earnings from Grupo TFM

Assuming the contemplated transaction would have been consummated on January 1, 2003 or January 1, 2004, as applicable, the Company would have consolidated earnings of Grupo TFM and accordingly, the equity in earnings of Grupo TFM would be eliminated.

Note 10: Provision for Income Taxes / Deferred Income Taxes

The pro forma condensed consolidated income statement reflects the income tax impacts of the pro forma adjustments utilizing an income tax rate of 38.25%, but excluding any consideration of the equity earnings of Grupo TFM, since the Company has not previously provided a tax provision on these amounts.

In addition, the recognition of additional identifiable intangible assets in the form of concession assets creates an additional deferred tax liability associated with those assets. The pro forma condensed consolidated balance sheet as of June 30, 2004 recognizes the deferred tax liability of approximately $6.9 million using the tax rate noted above.

Note 11: Consolidation Eliminations

These pro forma adjustments reflect the elimination of intercompany amounts between the Company, Grupo TFM and Mexrail, assuming the three entities were consolidated for financial reporting purposes.

Note 12:  Computation of Earnings per Share

Basic earnings per share for the purposes of the pro forma consolidated income statement reflect pro forma consolidated net income, less dividends on the Company's $25 par preferred stock of approximately $242,000 annually, less dividends on the Company's $.01 par Convertible Preferred Stock of approximately $8.5 million annually, divided by the weighted average outstanding shares as described in Note 13 below. Note the proforma adjustment includes only $2.8 million for preferred dividends as the historical financial statements of the Company reflect $5.7 million of dividends related to the Convertible Preferred Stock for the year ended December 31, 2003 and $0.2 million related to the $25 par preferred stock.

Diluted earnings per share for the purposes of the pro forma consolidated condensed income statements reflect pro forma consolidated net income, less dividends on the Company's $25 par preferred stock of approximately $242,000 annually, divided by the weighted average diluted outstanding shares as described in Note 13 below.

The assumed conversion of the Company's $1.00 par Convertible Preferred Stock (convertible into 13,389,121 common shares) would have been anti-dilutive to the pro forma diluted earnings per share computations in each of the periods presented. Accordingly, conversion of preferred shares into common shares was not assumed and these shares were not included in the pro forma diluted earnings per share computations. Total preferred dividends, however, were subtracted from net income in the computation of the pro forma diluted earnings per share.

Note 13:  Weighted Average Shares Outstanding

The weighted average basic shares outstanding are calculated beginning with Company historical average basic shares (61,725,000 for the year ended December 31, 2003 and 62,570,000 for the six months ended June 30, 2004) plus 18,000,000 assumed shares to be issued as described in Note 7 above.

For the six months ended June 30, 2004, the weighted average diluted shares outstanding are calculated beginning with Company historical average diluted shares of 63,812,000 plus 18,000,000 assumed shares to be issued as described in the Note 7 above, but excluding the 13,389,121 shares assuming full conversion of the Convertible Preferred Stock into common utilizing a conversion rate of
33.4728 for each share of preferred to common. As stated in Note 12 above, the inclusion of the 13,389,121 shares would have had an anti-dilutive effect on the computations of pro forma dilutive earnings per share.

For the year ended December 31, 2003, the weighted average diluted shares outstanding are calculated beginning with Company historical average diluted shares of 61,725,000 plus 1,375,000 shares assumed for the conversion of stock options that were treated as anti-dilutive for the calculation of the historical diluted earnings per share computation but would be dilutive under the pro forma dilutive earnings per share computation plus 18,000,000 assumed shares to be issued as described in the Note 7 above, but excluding the 13,389,121 shares assuming full conversion of the Convertible Preferred Stock into common utilizing a conversion rate of 33.4728 for each share of preferred to common.

Note 14:  Consulting Agreement

In connection with the transaction, the Company intends to enter into a consulting agreement with a consulting firm ("Consultant") controlled by Jose Serrano Segovia with an initial term of three years. In consideration of services provided, Consultant will receive an annual fee of $0.6 million in cash, plus up to

2.1 million shares of restricted common stock of the Company.
The restricted stock vests based upon the achievement of certain events as defined in the consulting agreement and/or ratably over the term of the agreement in certain circumstances. The pro forma condensed consolidated financial statements herein reflect the effect of these transactions as follows. The restricted stock will be accounted for as compensation expense based upon the assumed fair market value at date of vesting and expensed in the period the stock vests.

The annual fee is reflected as additional operating costs and expenses of $0.6 million for the year ended December 31, 2003 and $0.3 million for the six months ended June 30, 2004. An initial 750,000 shares of restricted stock vest ratably over the term of the agreement. For purposes of the pro forma statements of income, the Company has assumed a calculated value of stock based upon the stock price of $14.49 for the year ended December 31, 2003 and $15.16 for the six months ended June 30, 2004, which are the stock prices derived by averaging of the closing price of the Company's common stock five days before and five days after December 31, 2003 and June 30, 2004, respectively. The resulting amounts are reflected as compensation expense and amortized on a straight line basis over three years. The additional compensation expense is approximately $3.6 million for the year ended December 31, 2003 and $1.9 million for the six months ended June 30, 2004. The Company recognizes that the prospective accounting for these shares will result in variable accounting treatment and the resulting expense will be dependent upon the Company's stock price at the actual time the stock vests. Since the Company cannot predict the future price of the Company's stock, the pro forma adjustments assume the stock prices as noted above.

The consulting agreement provides for additional vesting of restricted stock totaling 1,350,000 shares, in increments of 525,000, 125,000 and 700,000 shares depending on the achievement of certain events ("contingent shares"). These events include the completion of an agreement with TFM labor unions and events related to the VAT tax issue. While the Company cannot predict the ultimate timing of achievement of these events and thus their pro forma effect on the adjusted financial statements, the Company would intend to record compensation expense at the time and in the quarter or annual period in which these shares vest, at then fair value as determined by the Company's stock price. No adjustments for these contingent shares have been made in the attached pro forma financial statements due to the uncertainty of their realization and vesting.

The calculated value of these contingent shares is approximately $20.5 million based upon the stock price of $15.16 as noted above. The actual impact to the Company's financial statements related to the restricted stock is dependent upon the price of the Company's stock at the time the restricted stock vests and which the Company cannot predict. A $1.00 per share change, either higher or lower, in the Company's stock price at the time the restricted stock vests could result in higher or lower compensation expense of approximately $1.4 million, assuming all 1.35 million contingent shares vested at the same time.

Note 15: Amortization of Identifiable Intangibles - Concession Assets

The transactions as described above result in a net addition to concession assets of approximately $18.1 million, including $6.9 million of deferred income tax impact described in Note 10 above. For purposes of the pro forma income statements presented herein, this balance is amortized over the remaining amortizable life of the concession assets of 33 years. This results in additional amortization expense of approximately $0.8 million for the year ended December 31, 2003 and $0.3 million for the six months ended June 30, 2004.

Note 16: Minority Interest

As previously reported, TFM repurchased the Mexican Government's 24.6% interest in Grupo TFM in June 2002. Since the purchase of the Mexican Government 24.6% interest was completed by Grupo TFM's subsidiary, TFM, and the fact that the Mexican Government also continues to maintain a 20% minority interest in TFM, the Mexican Government retained an indirect 4.9448% minority interest in Grupo TFM through its ownership of TFM. The pro forma adjusting entries to minority interest reflect the continuing indirect minority ownership in Grupo TFM by the Mexican Government for the periods indicated. For the pro forma condensed consolidated balance sheet as of June 30, 2004, an additional $40.7 million of minority interest was added to the pro forma balances representing 4.9448% of Grupo TFM's net assets. For the pro forma condensed consolidated income statements, the amount of minority interest in Grupo TFM's US GAAP net income was computed for the periods presented resulting in approximately $1.4 million for the year ended December 31, 2003 and $0.5 million for the six months ended June 30, 2004.

Note 17: VAT Related Matters

The impact of any settlement of the VAT dispute between TFM and the Mexican Government on the Company's consolidated financial statements will be dependent upon the timing and amount of any such settlement.

It is expected that the value of any consideration received from the Mexican Government from the settlement of the VAT dispute will be recorded as income by TFM and Grupo TFM, net of related income taxes. If a binding agreement is reached before the consummation of the Acquisition, the Company would record its proportionate share of any such gain through its equity in earnings of Grupo TFM, based upon its existing ownership of 46.6%. If the Acquisition is subsequently consummated, the proceeds from any settlement received and retained by TFM, including the impacts of any additional consideration as may become payable as discussed below, would impact the Company's allocation of the purchase price to assets acquired and liabilities assumed, likely impacting amounts otherwise allocable to long-lived assets, including intangibles, as presented herein.

If the VAT dispute were settled following the consummation of the Acquisition, the Company would record in income its proportionate share of any such gain through its consolidation of the operating results of Grupo TFM, based upon its pre-acquisition ownership interest of 46.6%. The portion of any gain attributable to the acquired interest of Grupo TMM would likely constitute a pre-acquisition contingency and not impact the Company's operating results, but rather would be considered in the allocation of the purchase price to assets acquired and liabilities assumed, likely reducing amounts otherwise allocable to long-lived assets, including intangibles, as presented herein.

Pursuant to the terms of the Acquisition, if the value of the consideration received by TFM in connection with the settlement of the VAT dispute exceeds the amount payable pursuant to the Put Agreement in place between the Mexican Government, Grupo TFM, Grupo TMM and the Company, whereby the Mexican Government may put its ownership in TFM to the other parties, additional amounts will be payable by the Company or TFM to Grupo TMM, depending on the amount of such excess. Such payment would range from $100 million to $180 million. Any such payment would constitute additional consideration for the purchase of Grupo TMM's interest in Grupo TFM and as such would likely increase amounts allocable to long-lived assets, including intangibles, as presented herein.

Note 18: Consideration of the Mexican Government's Put Rights regarding its
20% minority interest in TFM
-------------------------------------------------------------------------------

The provisions of the "Put Agreement" obligate Grupo TFM or KCS to purchase the Mexican Government's 20% minority interest in TFM under certain conditions. As disclosed in the Company's Form 10-Q for the six months ended June 30, 2004, the total estimated purchase price of the Mexican Government's minority interest was approximately $464 million. The calculation of the purchase price is dependent upon inflationary factors of the Mexican economy and foreign exchange rate factors, which the Company can not predict. While the Company along with Grupo TFM are currently exploring financing alternatives, the source and cost any such financing for this obligation is not reasonably determinable at this time. In addition, the acquisition of the Mexican Government's interest and funding of this obligation could be affected by the outcome and settlement of TFM's VAT dispute with the Mexican Government.

Due to the uncertainties noted above, the accompanying pro forma financial statements do not reflect the impact of the acquisition of additional shares of TFM which could arise under the Put Agreement. If, following the consummation of the acquisition of Grupo TFM shares from Grupo TMM, the Company acquires the remaining shares of TFM held by the Mexican Government pursuant to the Put Agreement, the accompanying pro forma financial statements would be generally impacted as follows. The excess of the purchase price over the carrying value of minority interest would be allocated to the assets and liabilities of Grupo TFM, based upon their fair values, with the likely impact being an increase to recorded amounts for long-lived assets, including intangibles, as presented herein. Additionally, the minority interest in earnings of Grupo TFM would be eliminated from the pro forma income statement, offset by the costs of any debt financing incurred to finance the purchase and any increases in depreciation or amortization expense relating to the application of purchase accounting.